SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT

                 Pursuant to Section 13 or 15 (d)
              of the Securities Exchange Act of 1934

                 Date of Event Reported: 10/07/96


                 MIDCOAST ENERGY RESOURCES, INC.
      (Exact name of registrant as specified in its charter)

          Nevada              0-8898              76-0378638
     (State or other        Commission          (I.R.S. Employer
     jurisdiction of         File Number        Identification No.)
     incorporation)


     Suite 2950,  1100 Louisiana Street,  Houston, Texas    77002

          (address of principal executive offices)       (Zip Code)


   Registrant's telephone number, including area code: 713/650-8900






















                 MIDCOAST ENERGY RESOURCES, INC.

Item 2.   Acquisition of Assets.

     On October 7, 1996, Midcoast Holdings No. One. Inc. a wholly owned subsidiary of Midcoast Energy Resources, Inc. ("the Company"), acquired the Harmony gas processing plant and pipeline system ("Harmony System") from Koch Hydrocarbons Company, a division of Koch Industries, Inc. for cash consideration of approximately $3,640,000. The acquisition was made pursuant to the Agreement for Sale and Purchase of Harmony Processing Plant and Related Gathering System dated October 3, 1996.

     The Harmony system gathers gas from producing fields located in Jasper, Wayne, Greene and Clarke counties, Mississippi. It consists of over 150 miles of high and low pressure gas gathering pipeline with 4620 horsepower of field and inlet compression. The processing plant in Clarke County is a refrigerated propane natural gas liquid extraction plant with design capacity of over 20 MMCF/d. The plant has sulphur extraction as well as full fractionation facilities and markets propane, butanes, natural gasoline, condensate and sulphur.

     The acquisition was partially funded with proceeds from the Company's sale of 1,000,000 shares of its common stock pursuant to the Company's Registration Statement on Form SB-2 which was declared effective on August 9, 1996. The remainder of the purchase price was financed through the revolving line of credit of a new $40 million credit facility which was entered into on August 22, 1996 with Bank One, Texas N.A.. Interest on the borrowings will accrue, at the company's option, at the London Interbank Offering Rate plus 2.5% or the Bank One, Texas N.A. Base Rate (currently 8.25%) plus .5%.

Item 7.   Financial Statements and Exhibits.

     a)   Financial Statements

          Koch Hydrocarbons Company - Harmony Gas Processing Plant

               Historical Summary of Revenue and Direct Operating
               Expenses as of June 30, 1996 and for the year ended December 31, 1995. *


          Midcoast Energy Resources, Inc.

               Pro forma balance sheet as of June 30, 1996. **

               Pro forma statements of operations as of June 30, 1996 and for the year ended December 31, 1995. **




     b)   Exhibits

           2.1 Agreement for Sale and Purchase of Harmony Gas Processing Plant and Related Gathering System dated October 3, 1996 by and between Koch Hydrocarbon Company, Division of Koch Industries, Inc. and Midcoast Holdings No. One, Inc.


          * An Historical Summary of Revenue and Direct Operating Expenses ("Historical Summary") will be prepared for the purpose of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K as promulgated by Regulation S-X Rule 3-05 and Rule 1-02 (v) of the Securities Exchange Act of 1934. The Historical Summary will be provided as an amendment to this Form 8-K as soon as practicable but in any event no later than 60 days from the date of this filing.

          ** To be filed by amendment within 60 days of this filing.

                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.





                              MIDCOAST ENERGY RESOURCES, INC.



Date: October 21, 1996        By: /s/Richard A. Robert
                                  Treasurer
                                  Principal Financial Officer
                                  Principal Accounting Officer